EXHIBIT 23.2
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                       CONSENT OF INDEPENDENT AUDITORS
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   The Board of Directors
   Newell Rubbermaid Inc.:

   We consent to the incorporation by reference in Newell Rubbermaid Inc.'s previously filed Form S-8 Registration Statements (File Nos. 33-24447, 33-25196, 33-40641, 33-62047, 33-67632, and 333-38621), and
   Form S-3 Registration Statements (File Nos. 33-46208, 33-64225, 333-47261, 333-53039, and 333-82829), and Post Effective Amendment No.
   1 on Form S-8 to Form S-4 Registration Statement (File No. 33-44957) of our report dated February 5, 1999, except as to Note 15, which is as of March 24, 1999, with respect to the consolidated balance sheets of Rubbermaid Incorporated and subsidiaries as of January 1, 1999, and the related consolidated statements of earnings, shareholder's equity and comprehensive income, and cash flows for the year then ended.

   /s/ KPMG LLP

   Cleveland, Ohio
   March 20, 2001